UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400 Durham, North Carolina 27703
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, Aerie Pharmaceuticals, Inc. (the “Company”) agreed with Thomas Mitro that he will no longer serve as the President and Chief Operating Officer of the Company as of February 28, 2022 (the “Mitro Separation Date”). Mr. Mitro will provide transitional services through the Mitro Separation Date. Under the terms of the employment agreement between Mr. Mitro and the Company, provided certain conditions are satisfied, he will be entitled to receive the severance payments and benefits as set forth in his employment agreement following the Mitro Separation Date.

On January 19, 2022, the Company agreed with David Hollander that he will no longer serve as the Chief Research & Development Officer of the Company as of February 28, 2022 (the “Hollander Separation Date”). Dr. Hollander will provide transitional services through the Hollander Separation Date. Under the terms of the employment agreement between Dr. Hollander and the Company, provided certain conditions are satisfied, he will be entitled to receive the severance payments and benefits as set forth in his employment agreement following the Hollander Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: January 24, 2022	By:	/s/ John W. LaRocca
John W. LaRocca
General Counsel and Secretary